Exhibit 99.1

News Release

For immediate release:

Contact:	Investors	Media
	Wayne Wasechek	Anna Torma
	509.835.1521	509.835.1558

PotlatchDeltic Corporation Reports Fourth Quarter and Full Year 2023 Results

SPOKANE, Wash., January 29, 2024 (BUSINESS WIRE) – PotlatchDeltic Corporation (Nasdaq: PCH) today reported a net loss of $0.1 million, or $0.00 per diluted share, on revenues of $254.5 million for the quarter ended December 31, 2023. Net income was $3.8 million, or $0.05 per diluted share, on revenues of $253.1 million for the quarter ended December 31, 2022. Excluding after tax special items consisting of CatchMark merger-related expenses and an environmental charge, adjusted net income was $9.3 million, or $0.12 per diluted share, for the fourth quarter of 2022.

Net income for the full year 2023 was $62.1 million, or $0.77 per diluted share, on revenues of $1.0 billion. Excluding after tax special items consisting of a gain on insurance recoveries and CatchMark merger-related expenses, adjusted net income was $35.0 million, or $0.43 per diluted share, for 2023. Net income for the full year 2022 was $333.9 million, or $4.58 per diluted share, on revenues of $1.3 billion. Excluding after tax special items consisting of gain on insurance recoveries, CatchMark merger-related expenses, a pension settlement charge, and an environmental charge, adjusted net income was $350.0 million, or $4.80 per diluted share, for 2022.

2023 Highlights

•
Generated Total Adjusted EBITDDA of $200.2 million and Total Adjusted EBITDDA margin of 20%
•
Timberlands set an annual harvest volume record of 7.7 million tons
•
Wood Products set an annual shipment record of 1.1 billion board feet of lumber
•
Real Estate capitalized on higher value opportunities on acquired CatchMark timberlands
•
On track to complete our expansion and modernization of Waldo, Arkansas sawmill in 2024
•
Repurchased 556,000 shares for $25 million, or $45 per share
•
Maintained strong liquidity position of $529 million as of December 31, 2023

“Each of our business segments delivered solid operational and financial results in 2023,” said Eric Cremers, president and chief executive officer. “Our Timberlands and Wood Products businesses each achieved operational milestones amongst the backdrop of challenging market conditions, while our Real Estate segment generated significant value from the stratification of our CatchMark timberlands. Additionally, we returned $169 million to shareholders in 2023 through $144 million in quarterly dividends and $25 million of share repurchases. Looking forward to 2024, we recently entered into an agreement with Forest Investment Associates to sell approximately 34,000 acres of four-year average age Southern timberlands for approximately $58 million, or $1,700 an acre. The sale price is at a significant premium to our underlying timberland value and is non-dilutive given the young nature of these timberlands. The transaction is subject to customary closing conditions and is expected to close in the second quarter of 2024. Proceeds from this sale will further enhance our strong liquidity position and provide additional flexibility for our disciplined and opportunistic capital allocation strategy to continue to enhance shareholder value,” stated Mr. Cremers.

Financial Highlights

(in millions, except per share data - unaudited)	Q4 2023	Q3 2023	Q4 2022
Revenues	$254.5	$265.5	$253.1
Net income (loss)	$(0.1)	$23.7	$3.8
Weighted average shares outstanding, diluted (in thousands)	79,630	80,379	80,578
Net income (loss) per diluted share	$—	$0.29	$0.05

Adjusted Net Income (Loss)[1]	$(0.1)	$11.4	$9.3
Adjusted Net Income (Loss) Per Diluted Share[1]	$—	$0.14	$0.12

Total Adjusted EBITDDA[1]	$40.7	$56.3	$52.3
Total Adjusted EBITDDA Margin[1]	16.0%	21.2%	20.7%
Dividends per share[2]	$0.45	$0.45	$1.40
Net cash from operations	$41.8	$41.0	$33.5
Cash and cash equivalents	$230.1	$302.8	$343.8

1 Adjusted Net Income, Adjusted Net Income Per Diluted Share, Total Adjusted EBITDDA and Total Adjusted EBITDDA Margin are non-GAAP measures. Refer to "Non-GAAP Measures" and "Non-GAAP Reconciliations" below for more information and reconciliations to GAAP, where applicable.

2 A special dividend of $0.95 per share was paid in Q4 2022.

Business Performance: Q4 2023 vs. Q3 2023

Timberlands

Fourth Quarter 2023 Highlights

•
Timberlands Adjusted EBITDDA decreased $8.7 million from Q3 2023
•
Northern harvest volumes decreased due to normal seasonality
•
Northern sawlog prices decreased 15% primarily due to lower indexed sawlog prices
•
Southern sawlog and pulpwood prices were stable

(in millions - unaudited)	Q4 2023	Q3 2023	$ Change
Timberlands Revenues	$97.4	$109.8	$(12.4)

Timberlands Adjusted EBITDDA[1]	$33.3	$42.0	$(8.7)

1 Refer to "Segment Information" below for additional information.

Wood Products

Fourth Quarter 2023 Highlights

•
Wood Products Adjusted EBITDDA decreased $21.6 million from Q3 2023
•
Average lumber price decreased 14% to $415 per MBF, or thousand board feet, in Q4 2023
•
Per-unit log costs decreased primarily on lower indexed pricing in Idaho
•
Lumber inventory charge was $3.6 million higher compared to Q3 2023

(in millions - unaudited)	Q4 2023	Q3 2023	$ Change
Wood Products Revenues	$150.1	$165.1	$(15.0)

Wood Products Adjusted EBITDDA[1]	$(6.5)	$15.1	$(21.6)

1 Refer to "Segment Information" below for additional information.

Real Estate

Fourth Quarter 2023 Highlights

•
Real Estate Adjusted EBITDDA increased $7.7 million from Q3 2023
•
Sold 6,620 acres of rural land at an average price of $3,102 per acre
•
Sold 30 residential lots at an average price of $106,580 per lot
•
Sold 5 commercial acres for $0.9 million, or $169,757 per acre

(in millions - unaudited)	Q4 2023	Q3 2023	$ Change
Real Estate Revenues	$27.9	$19.2	$8.7

Real Estate Adjusted EBITDDA[1]	$21.9	$14.2	$7.7

1 Refer to "Segment Information" below for additional information.

Outlook

“While interest rates have recently moderated, housing affordability and the macroeconomic environment continue to remain a headwind for the broader housing market. Nonetheless, we maintain a very positive outlook on long-term housing-related fundamentals that drive growth in our business. During 2024, we expect to harvest 7.6 million tons in our Timberlands segment, ship 1.1 billion board feet of lumber in our Wood Products segment and sell about 51,000 rural acres, including the sale of approximately 34,000 acres in the South to Forest Investment Associates, and 130 residential lots in our Real Estate segment,” stated Mr. Cremers.

Non-GAAP Measures

This press release includes certain financial measures that are not in accordance with accounting principles generally accepted in the United States (GAAP). Management believes that these non-GAAP measures, when read in conjunction with our GAAP financial statements, provide useful information to investors and other interested parties as described below. The presentation of these non-GAAP financial measures should be considered only as supplemental to, are not intended to be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP. Additionally, these non-GAAP financial measures may not be the same as or comparable to other similarly titled non-GAAP measures presented by other companies due to potential inconsistencies in methods of calculation.

Adjusted Net Income and Adjusted Net Income Per Diluted Share are non-GAAP measures that represent GAAP net income and GAAP net income per diluted share before certain items, net of tax, that management believes impact the ability to compare the performance of our business, either period-over-period or with other businesses.

Total Adjusted EBITDDA and Total Adjusted EBITDDA Margin are non-GAAP measures that remove the impact of specific items that management believes do not directly reflect the core business operations on an ongoing basis and can be used to evaluate the operational performance of assets under management.

We define Total Adjusted EBITDDA Margin as Total Adjusted EBITDDA divided by Revenues.

Reconciliations of Total Adjusted EBITDDA, Adjusted Net Income and Adjusted Net Income Per Diluted Share to their most comparable GAAP measures are set forth in the accompanying “Non-GAAP Reconciliations” at the end of this release.

Conference Call Information

A live conference call and webcast will be held Tuesday, January 30, 2024, at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time). Investors may access the webcast at www.potlatchdeltic.com by clicking on the Investors link or by conference call at 1-888-510-2008 for U.S./Canada and 1-646-960-0306 for international callers. Participants will be asked to provide conference I.D. number 7281983. Supplemental materials that will be discussed during the call are available on the above website.

A replay of the conference call will be available two hours following the call until February 7, 2024 by calling 1-800-770-2030 for U.S./Canada or 1-647-362-9199 for international callers. Callers must enter conference I.D. number 7281983 to access the replay.

About PotlatchDeltic

PotlatchDeltic Corporation (Nasdaq: PCH) is a leading Real Estate Investment Trust (REIT) that owns nearly 2.2 million acres of timberlands in Alabama, Arkansas, Georgia, Idaho, Louisiana, Mississippi and South Carolina. Through its taxable REIT subsidiary, the company also operates six sawmills, an industrial-grade plywood mill, a residential and commercial real estate development business and a rural timberland sales program. PotlatchDeltic, a leader in sustainable forest practices, is committed to environmental and social responsibility and to responsible governance. More information can be found at www.potlatchdeltic.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including without limitation, our expectations regarding the company’s revenues, costs and expenses; long-term housing market fundamentals; disciplined and opportunistic capital allocation strategy; expectations for harvest volumes, wood products shipments, and real estate sales in 2024; and similar matters. Words such as "expect," "long-term," "looking forward," "outlook," "will," and similar expressions are intended to identify such forward-looking statements. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about PotlatchDeltic. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond PotlatchDeltic’s control, such as changes in the U.S. housing market; changes in timberland values; changes in timber harvest levels on the company’s lands; changes in timber prices; changes in policy regarding governmental timber sales; availability of logging contractors and shipping capacity; changes in the United States and international economies and effects on our customers and suppliers; changes in interest rates; credit availability and homebuyers’ ability to qualify for mortgages; availability of labor and developable land; changes in the level of construction and remodeling activity; changes in foreign demand; changes in tariffs, quotas and trade agreements involving wood products; currency fluctuation; changes in demand for our products and real estate; changes in production and production capacity in the forest products industry; competitive pricing pressures for our products; unanticipated manufacturing disruptions; disruptions or inefficiencies in our supply chain and/or operations; changes in general and industry-specific state and federal laws and regulations; unforeseen environmental liabilities or expenditures; weather conditions; pandemic disease; fires at our facilities and on our timberland and other catastrophic events; restrictions on harvesting due to fire danger; changes in raw material, fuel and other costs; transportation disruptions; share price; the successful execution of the company’s strategic plans; and the other factors described in PotlatchDeltic’s Annual Report on Form 10-K and in the company’s other filings with the SEC. PotlatchDeltic assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, all of which speak only as of the date hereof.

PotlatchDeltic Corporation

Condensed Consolidated Statements of Operations

Unaudited

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(in thousands, except per share amounts)	2023	2023	2022	2023	2022
Revenues	$254,503	$265,509	$253,140	$1,024,075	$1,330,780
Costs and expenses:
Cost of goods sold	233,862	226,303	214,765	899,578	806,822
Selling, general and administrative expenses	20,612	19,303	20,922	75,730	76,506
CatchMark merger-related expenses	—	—	1,318	2,453	27,325
Environmental charge	—	—	5,550	—	5,550
Gain on fire damage	—	(16,326)	—	(39,436)	(34,505)
	254,474	229,280	242,555	938,325	881,698
Operating income	29	36,229	10,585	85,750	449,082
Interest expense, net	(8,435)	(7,971)	(8,807)	(24,218)	(27,400)
Pension settlement charge	—	—	—	—	(14,165)
Non-operating pension and other postretirement costs	(229)	(228)	(2,592)	(914)	(8,138)
Other	629	370	(66)	1,267	(67)
Income (loss) before income taxes	(8,006)	28,400	(880)	61,885	399,312
Income taxes	7,866	(4,725)	4,723	216	(65,412)
Net income (loss)	$(140)	$23,675	$3,843	$62,101	$333,900

Net income (loss) per share:
Basic	$—	$0.30	$0.05	$0.78	$4.59
Diluted	$—	$0.29	$0.05	$0.77	$4.58
Dividends per share[1]	$0.45	$0.45	$1.40	$1.80	$2.72
Weighted-average shares outstanding (in thousands):
Basic	79,630	80,132	80,356	79,985	72,740
Diluted	79,630	80,379	80,578	80,167	72,922

1 A special dividend of $0.95 per share was paid in Q4 2022.

PotlatchDeltic Corporation

Condensed Consolidated Balance Sheets

Unaudited

	At December 31,
(in thousands, except per share amounts)	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$230,118	$343,809
Customer receivables, net	21,892	22,813
Inventories, net	78,665	67,958
Other current assets	46,258	36,955
Total current assets	376,933	471,535
Property, plant and equipment, net	372,832	318,184
Investment in real estate held for development and sale	56,321	55,490
Timber and timberlands, net	2,440,398	2,508,372
Intangible assets, net	15,640	17,420
Other long-term assets	169,132	179,554
Total assets	$3,431,256	$3,550,555

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$82,383	$94,861
Current portion of long-term debt	175,615	39,979
Current portion of pension and other postretirement employee benefits	4,535	4,926
Total current liabilities	262,533	139,766
Long-term debt	858,113	992,701
Pension and other postretirement employee benefits	67,856	77,396
Deferred tax liabilities, net	36,641	41,790
Other long-term obligations	35,015	35,749
Total liabilities	1,260,158	1,287,402
Commitments and contingencies
Stockholders’ equity:
Common stock, $1 par value, 200,000 and 100,000 shares authorized and 79,365 and 79,683 shares issued and outstanding	79,365	79,683
Additional paid-in capital	2,303,992	2,294,797
Accumulated deficit	(315,291)	(208,979)
Accumulated other comprehensive income	103,032	97,652
Total stockholders’ equity	2,171,098	2,263,153
Total liabilities and stockholders' equity	$3,431,256	$3,550,555

PotlatchDeltic Corporation

Condensed Consolidated Statements of Cash Flows

Unaudited

	Three Months Ended			Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(in thousands)	2023	2023	2022	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(140)	$23,675	$3,843	$62,101	$333,900
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation, depletion and amortization	30,827	30,658	30,274	121,154	98,234
Basis of real estate sold	9,768	6,109	4,897	31,392	29,921
Change in deferred taxes	(3,702)	(1,764)	(3,898)	(7,681)	(5,257)
Pension and other postretirement benefits	1,613	1,610	4,323	6,446	15,259
Pension settlement charge	—	—	—	—	14,165
Equity-based compensation expense	2,643	2,616	2,356	9,115	18,497
Gain on fire damage	—	(16,326)	—	(39,436)	(34,505)
Interest received under swaps with other-than-insignificant financing element	(6,995)	(6,884)	(3,002)	(25,646)	(3,002)
Other, net	646	1,792	2,222	6,294	1,767
Change in working capital and operating-related activities, net	(2,081)	(9,773)	(4,660)	(26,188)	9,411
Real estate development expenditures	(4,261)	(2,939)	(1,116)	(11,504)	(8,102)
Funding of pension and other postretirement employee benefits	(1,160)	128	(1,775)	(3,336)	(5,065)
Proceeds from insurance recoveries	14,645	12,049	—	36,400	26,678
Net cash from operating activities	41,803	40,951	33,464	159,111	491,901

CASH FLOWS FROM INVESTING ACTIVITIES
Property, plant and equipment additions	(67,848)	(17,933)	(12,976)	(95,916)	(56,976)
Timberlands reforestation and roads	(6,850)	(6,299)	(5,498)	(23,863)	(17,718)
Acquisition of timber and timberlands	(158)	(55)	(14,029)	(1,834)	(110,110)
Proceeds from property insurance	—	1,356	8,750	1,356	8,750
Cash acquired in CatchMark merger	—	—	—	—	23,571
Interest received under swaps with other-than-insignificant financing element	6,478	6,375	2,798	23,757	2,798
Other, net	496	36	1,230	1,196	2,165
Net cash from investing activities	(67,882)	(16,520)	(19,725)	(95,304)	(147,520)

CASH FLOWS FROM FINANCING ACTIVITIES
Distributions to common stockholders	(35,715)	(35,960)	(111,555)	(143,595)	(208,133)
Repurchase of common stock	(13,605)	(11,012)	(50,022)	(25,011)	(54,549)
Proceeds from long-term debt	40,000	—	40,000	40,000	317,500
Repayment of long-term debt	(40,000)	—	(40,000)	(40,000)	(343,000)
Other, net	(789)	(360)	(1,260)	(3,104)	(7,380)
Net cash from financing activities	(50,109)	(47,332)	(162,837)	(171,710)	(295,562)
Change in cash, cash equivalents and restricted cash	(76,188)	(22,901)	(149,098)	(107,903)	48,819
Cash, cash equivalents and restricted cash at beginning of period	313,876	336,777	494,689	345,591	296,772
Cash, cash equivalents and restricted cash at end of period[1]	$237,688	$313,876	$345,591	$237,688	$345,591

1 Includes $7.6 million, $11.1 million and $1.8 million at December 31, 2023, September 30, 2023 and December 31, 2022, respectively, that were or are intended to be reinvested in timber and timberlands and classified as restricted cash in Other current and long-term assets in the Condensed Consolidated Balance Sheets.

PotlatchDeltic Corporation

Segment Information

Unaudited

	Three months ended			Year Ended
	December 31,	September 30,	December 31,	December 31,
(in thousands)	2023	2023	2022	2023	2022
Revenues
Timberlands	$97,414	$109,808	$121,871	$411,077	$485,590
Wood Products	150,100	165,108	156,805	635,672	912,612
Real Estate	27,909	19,152	11,682	87,988	91,491
	275,423	294,068	290,358	1,134,737	1,489,693
Intersegment Timberlands revenues	(20,920)	(28,559)	(37,218)	(110,656)	(158,913)
Other intersegment revenues	—	—	—	(6)	—
Consolidated revenues	$254,503	$265,509	$253,140	$1,024,075	$1,330,780

Adjusted EBITDDA[1]
Timberlands	$33,304	$42,062	$50,567	$151,321	$249,373
Wood Products	(6,488)	15,039	2,442	20,487	290,907
Real Estate	21,908	14,165	7,178	67,775	73,258
Corporate	(12,448)	(11,696)	(13,189)	(45,406)	(49,314)
Eliminations and adjustments	4,458	(3,292)	5,335	6,057	9,931
Total Adjusted EBITDDA	40,734	56,278	52,333	200,234	574,155
Interest expense, net[2]	(8,435)	(7,971)	(8,807)	(24,218)	(27,400)
Depreciation, depletion and amortization	(30,419)	(30,248)	(29,862)	(119,518)	(96,700)
Basis of real estate sold	(9,768)	(6,109)	(4,897)	(31,392)	(29,921)
CatchMark merger-related expenses	—	—	(1,318)	(2,453)	(27,325)
Environmental charge	—	—	(5,550)	—	(5,550)
Gain on fire damage	—	16,326	—	39,436	34,505
Pension settlement charge	—	—	—	—	(14,165)
Non-operating pension and other postretirement employee benefits	(229)	(228)	(2,592)	(914)	(8,138)
Loss on fixed assets	(518)	(18)	(121)	(557)	(82)
Other	629	370	(66)	1,267	(67)
Income (loss) before income taxes	$(8,006)	$28,400	$(880)	$61,885	$399,312

Depreciation, depletion and amortization
Timberlands	$19,386	$19,267	$18,845	$75,009	$59,532
Wood Products	10,783	10,740	10,727	43,506	35,953
Real Estate	129	120	177	526	695
Corporate	121	121	113	477	520
	30,419	30,248	29,862	119,518	96,700
Bond discounts and deferred loan fees[2]	408	410	412	1,636	1,534
Total depreciation, depletion and amortization	$30,827	$30,658	$30,274	$121,154	$98,234

Basis of real estate sold
Real Estate	$9,802	$6,111	$4,899	$31,431	$29,932
Eliminations and adjustments	(34)	(2)	(2)	(39)	(11)
Total basis of real estate sold	$9,768	$6,109	$4,897	$31,392	$29,921

1 Management uses Adjusted EBITDDA to evaluate company and segment performance. See the reconciliation of Total Adjusted EBITDDA below.

2 Bond discounts and deferred loan fees are included in interest expense, net in the Condensed Consolidated Statements of Operations.

PotlatchDeltic Corporation

Non-GAAP Reconciliations

Unaudited

	Three months ended			Year ended
	December 31,	September 30,	December 31,	December 31,
(in thousands, except per share amounts)	2023	2023	2022	2023	2022
Total Adjusted EBITDDA[1]
Net income (loss) (GAAP)	$(140)	$23,675	$3,843	$62,101	$333,900
Interest, net	8,435	7,971	8,807	24,218	27,400
Income taxes	(7,866)	4,725	(4,723)	(216)	65,412
Depreciation, depletion and amortization	30,419	30,248	29,862	119,518	96,700
Basis of real estate sold	9,768	6,109	4,897	31,392	29,921
CatchMark merger-related expenses	—	—	1,318	2,453	27,325
Gain on fire damage	—	(16,326)	—	(39,436)	(34,505)
Environmental charge	—	—	5,550	—	5,550
Pension settlement charge	—	—	—	—	14,165
Non-operating pension and other postretirement benefit costs	229	228	2,592	914	8,138
Loss on fixed assets	518	18	121	557	82
Other	(629)	(370)	66	(1,267)	67
Total Adjusted EBITDDA	$40,734	$56,278	$52,333	$200,234	$574,155

Adjusted Net Income (Loss)[1]
Net income (loss) (GAAP)	$(140)	$23,675	$3,843	$62,101	$333,900
Special items after tax:
CatchMark merger-related expenses	—	—	1,318	2,453	27,140
Gain on fire damage	—	(12,244)	—	(29,577)	(25,706)
Pension settlement charge	—	—	—	—	10,553
Environmental charge	—	—	4,135	—	4,135
Adjusted Net Income (Loss)	$(140)	$11,431	$9,296	$34,977	$350,022

Adjusted Net Income (Loss) Per Diluted Share[1]
Net income (loss) per diluted share (GAAP)	$—	$0.29	$0.05	$0.77	$4.58
Special items after tax:
CatchMark merger-related expenses	—	—	0.02	0.03	0.37
Gain on fire damage	—	(0.15)	—	(0.37)	(0.35)
Pension settlement charge	—	—	—	—	0.14
Environmental charge	—	—	0.05	—	0.06
Adjusted Net Income (Loss) Per Diluted Share	$—	$0.14	$0.12	$0.43	$4.80

1 See "Non-GAAP Measures" above for further details on management's use of these measures.